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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 16, 2003

                           IRON MOUNTAIN INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  PENNSYLVANIA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

               1-13045                          23-2588479
       (COMMISSION FILE NUMBER)     (IRS EMPLOYER IDENTIFICATION NO.)


                               745 ATLANTIC AVENUE
                           BOSTON, MASSACHUSETTS 02111
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 (617) 535-4766
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On July 16, 2003, Iron Mountain Incorporated ("the Company") and Iron Mountain Europe Limited ("IME), its European joint venture, purchased the right, title and interest of certain assets and liabilities and the stock of certain subsidiaries of the information management services business of Hays plc ("Hays IMS") in two simultaneous transactions. IME acquired the European operations of Hays IMS for aggregate cash consideration of 185.5 million pounds Sterling ($304 million USD), while the Company acquired the US operations of Hays IMS for aggregate cash consideration of 14.5 million pounds Sterling ($24 million USD). Both transactions are on a cash and debt free basis. The assets purchased include accounts receivable, property, plant and equipment and other assets generated and used in the normal course of business.


IME is owned 50.1% by the Company and 49.9% by Mentmore plc. The Company provided the initial financing to IME for the acquisition of the European operations of Hays IMS using cash on hand and borrowings under its revolving credit facility. IME is currently obtaining permanent financing to repay all or a portion of the funding received from the Company.


Hays IMS provides records and information management services in the UK, continental Europe and the US, serving a range of customers in a variety of sectors such as energy, healthcare, financial services, pharmaceuticals and the public sector. The Company and IME plan to integrate the assets and operations of Hays IMS into their current operations.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          IRON MOUNTAIN INCORPORATED
                                          (Registrant)

                                          By: /s/ Jean A. Bua

                                               Name:  Jean A. Bua
                                               Title: Vice President and
                                                      Corporate Controller

Date: July 31, 2003